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                                                                 Exhibit (g)(3)

                   SECOND AMENDMENT TO THE CUSTODIAN AGREEMENT


Second Amendment, dated as of September 30, 2003, to the CUSTODIAN AGREEMENT, dated November 1, 1995 (the "Agreement"), between Atlas Assets, Inc., or any successor thereto, (the "Company") and Investors Bank & Trust Company (the "Bank").

         WHEREAS, the Company and the Bank have entered into the Agreement;

         WHEREAS, Section 17 of the Agreement provides that the Agreement may be amended only in writing executed by both parties of the Agreement;

         WHEREAS, the Company and the Bank have mutually agreed to certain modifications to the Agreement;

         NOW, THEREFORE, the Company and the Bank hereby agree to amend the Agreement as follows:

1. TERMINATION. Section 14.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

          14.1(a) The initial term of this Agreement shall expire on December 31, 2007 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

2. SCHEDULE A. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.

3. FUND EVALUATION. Section 12 of the Agreement is hereby amended by adding the following paragraph at the end of Section 12:

         The Bank shall also provide the performance attribution services set forth on Schedule B hereto.
                  ----------

4.       SCHEDULE B.  Attached hereto is Schedule B to the Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first written above.

ATLAS ASSETS, INC.                          INVESTORS BANK & TRUST COMPANY


By:      /s/ Lawrence Key                   By:      /s/ Andrew Nesvet
   ---------------------------------           ---------------------------------

Name:    W. Lawrence Key                    Name:    Andrew M. Nesvet
         ---------------------------                 ---------------------------

Title:   Executive Vice President &         Title:   Managing Director
         --------------------------                  ---------------------------
         Chief Operating Officer
         -----------------------

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                                   SCHEDULE B


The following Performance Attribution Reports will be Provided
--------------------------------------------------------------
on a Monthly Basis
------------------

Portfolio Profile Report
Attribution Report by Sector

* Reports will be delivered via Investors Bank or Vestek websites.